EXHIBIT 10.1





                      VENTURE STORES, INC.
                 INVOLUNTARY SEVERANCE PAY PLAN

        (Amended and Restated Effective February 1, 1996)







                        TABLE OF CONTENTS


SECTION                                                      PAGE

ESTABLISHMENT OF THE PLAN. . . . . . . . . . . . . . . . . . . .1

PURPOSE OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . .1

CONDITIONS FOR ELIGIBILITY . . . . . . . . . . . . . . . . . . .1

CONDITIONS OF INELIGIBILITY. . . . . . . . . . . . . . . . . . .2

SEVERANCE BENEFITS . . . . . . . . . . . . . . . . . . . . . . .3

REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .5

VENTURE EMPLOYMENT TERMINATION AGREEMENT . . . . . . . . . . . .5

PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . .6

PROCEDURE FOR MAKING AND APPEALING
CLAIMS FOR PLAN BENEFITS . . . . . . . . . . . . . . . . . . . .7

AMENDMENT/TERMINATION/VESTING. . . . . . . . . . . . . . . . . .8

NO ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . .8

RECOVERY OF PAYMENTS MADE BY MISTAKE . . . . . . . . . . . . . .8

REPRESENTATIONS CONTRARY TO THE PLAN . . . . . . . . . . . . . .8

NO EMPLOYMENT RIGHTS . . . . . . . . . . . . . . . . . . . . . .9

PLAN FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . .9

APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . .9

SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .9

PLAN YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .9







                       VENTURE STORES, INC.
                 INVOLUNTARY SEVERANCE PAY PLAN


ESTABLISHMENT OF THE PLAN

VENTURE STORES, INC. (hereinafter "Venture") hereby adopts the VENTURE STORES, INC. INVOLUNTARY SEVERANCE PAY PLAN (the "Plan"), amended and effective February 1, 1996, for the benefit of certain exempt and non-exempt employees of Venture, as described below. Employees who satisfy the conditions for eligibility are referred to herein as "Associates." The Plan supersedes any and all prior formal and informal severance plans, programs or policies covering Associates, including the Venture Stores, Inc. Standard Practice Instructions No. 3-24 for Exempt Associates, rewritten as of July 1995 and Venture Stores, Inc. Standard Practice Instructions No. 3-24.1 for Non-Exempt Associates, rewritten as of July 1995.

The Plan is an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a severance pay plan within the meaning of the United States Department of Labor Regulation Section 2510.3-2(b).

PURPOSE OF THE PLAN

The purpose of the Plan is to provide severance pay to an Associate in the event that his or her employment is involuntarily terminated by Venture due to (i) lack of work, (ii) reorganization of work, or (iii) reduction in the workforce. Venture may, in its sole discretion, provide severance pay under this Plan to an Associate who is unable to perform the duties and responsibilities of his or her position.

CONDITIONS FOR ELIGIBILITY

Generally. Except as provided below (under "Conditions of Ineligibility") the Plan shall apply to all regular "full-time" and "part-time" exempt and non-exempt employees of Venture. Such exempt and non-exempt employees shall be referred to herein as "Associates." Notwithstanding the foregoing, the Plan does not cover an Associate who (a) is covered by a written employment agreement or severance agreement that contains a severance pay provision or he or she will receive severance pay or severance benefits under a separate arrangement with Venture; (b) is classified as "temporary", "extra" or "seasonal" provided, however, if an Associate is classified as an "extra" and his or her employment is terminated as part of a complete store closing, such Associate will be eligible for severance pay; (c) is covered by a collective bargaining agreement (unless such agreement provides for his or her coverage under the Plan), or (d) receives severance pay or severance benefits from Venture under any other policy, program, plan, contract or arrangement.

Full-Time/Part-Time.

     (i) Exempt Associates. For purposes of the Plan, a "full-time" exempt Associate is one who is regularly scheduled to work 40 hours or more per week. A "part-time" exempt Associate is one who is regularly scheduled to work less than 5 full business days per week.

     (ii) Non-Exempt Associates.  For purposes of the Plan, a
          "full-time" non-exempt Associate is one who is regularly scheduled to work 37 hours or more per week.
          A "part-time" non-exempt Associate is one who is regularly scheduled to work at least 12 hours, but less than 37 hours, per week.

Termination Date. Venture shall determine, in its sole discretion, when an Associate's termination shall occur.
Consideration may be given to the health and financial welfare of an Associate in determining the termination date. The Plan
Administrator shall notify each Associate in writing of the date his or her employment will terminate and of his or her eligibility to participate in the Plan.

CONDITIONS OF INELIGIBILITY

An Associate who otherwise satisfies the Conditions for Eligibility above shall not be eligible for severance pay under the Plan if:

     (a)  he or she ceases to be an Associate;

     (b) his or her employment with Venture terminates by reason of death or discharge for "cause" (as defined below), including but not limited to, an Associate's resignation in lieu of discharge for cause. If an Associate's employment terminates as a result of discharge for cause, severance benefits, if any, may be provided in the sole discretion of Venture;

     (c) his or her employment with Venture terminates through retirement, voluntary resignation, job abandonment or failure to report for work;

     (d) his or her employment with Venture is involuntarily terminated after refusing a comparable position at the same or some other location of Venture that is located within the same metropolitan area of the Venture location at which he or she was employed prior to his or her termination, and the Associate's base pay in such other position is no more than 5% less than his or her base pay immediately prior to the date he or she is offered a comparable position at the same pay grade;

     (e) he or she is employed in a Venture operation or facility that is sold, leased or otherwise transferred.
          In each such situation, a severance arrangement, if any, may be provided in the sole discretion of Venture;

     (f) he or she is found by Venture, in its sole discretion and for any reason, to be unable to perform the duties and responsibilities of his or her position;

     (g) after being notified of his or her termination of employment, including the termination date, the Associate leaves employment with Venture prior to the date authorized by Venture;

     (h) his or her employment with Venture is terminated under the terms of another group severance plan or program sponsored by Venture;

     (i)  the Plan is terminated; or

     (j)  he or she fails to execute and return a valid Venture
          Employment Termination Agreement to the Plan
          Administrator on a timely basis.


For purposes of the Plan, "cause" shall exist if the Associate engages in activity which is detrimental to the interests of Venture. The Plan Administrator shall determine, in its sole discretion, whether an Associate is terminated for cause. Examples of circumstances which may give rise to a termination for cause include, but are not limited to, dishonesty, insubordination, blatant discourtesy or insensitivity to customers, possession (or reporting to work under the influence) of alcoholic beverages and/or non-prescription drugs, possession of a weapon, harm or threat of harm to another person, fighting, destruction of property, and other violations of Venture policies, rules or regulations, including those set forth in the Associate handbook.

SEVERANCE BENEFITS

Base Pay. As consideration for providing the Plan Administrator with a valid Venture Employment Termination Agreement in a form acceptable to the Plan Administrator, an Associate will be eligible to receive severance pay in accordance with the table set forth below:

     (i)  Exempt Associate
          Years of Continuous Service on
          His or Her Last Day Worked    Weeks of Severance Pay

          Less than 4                                  4

          At least 4 but less than 6                   6

          At least 6 but less than 8                   8

          At least 8 but less than 10                  10

          At least 10                                  12

For purposes of the Plan, "weeks of severance pay" for an exempt Associate shall be based on the exempt Associate's regular weekly base salary as of his or her last day worked; an exempt Associate's "regular weekly base salary" means his or her annual salary divided by 52 weeks; an exempt Associate's "last day worked" shall be the last day the exempt Associate is actively employed by Venture and does not include any vested, unpaid vacation or personal holidays; and a "year of continuous service" is each full year of continuous employment (including authorized leaves of absence and layoffs) with Venture and The May Department Store Company (prior to the spinoff), measured from the exempt Associate's last day of hire in accordance with Venture's personnel records.

     (ii) Non-Exempt Associate
          Years of Continuous Service on
          His or Her Last Day Worked    Weeks of Severance Pay

          Less than 4                                  2

          At least 4 but less than 6                   3

          At least 6 but less than 8                   4

          At least 8 but less than 10                  5

          At least 10                                  6

For purposes of the Plan, "weeks of severance pay" shall be based on the non-exempt Associate's regular weekly base pay as of his or her last day worked; a non-exempt Associate's "regular weekly base pay" means the non-exempt Associate's average weekly hours from the last 4 full calendar quarters (not to exceed 40 hours per week) times his or her hourly rate of pay; a non-exempt Associate's "last day worked" shall be the last day the non-exempt Associate is actively employed by Venture and does not include any vested, unpaid vacation or personal holidays; and a "year of continuous service" is each full year of continuous employment (including authorized leaves of absence and layoffs) with Venture and The May Department Store Company (prior to the spinoff), measured from the non-exempt Associate's last day of hire in accordance with Venture's personnel records.

Supplemental Benefits. Venture may, in its sole discretion, award benefits in excess of those provided above. Any such award will be made on an individual basis and shall not have any effect on future determinations of eligibility and/or benefit amounts for other Associates under this Plan.

Form of Payment. Severance pay will be distributed in a lump sum not later than 30 days following the date the Associate has timely submitted to the Plan Administrator an executed Venture Employment Termination Agreement, provided that the seven (7) day revocation period for Venture Employment Termination Agreements has elapsed and the Associate has not exercised his or her right to revoke. The Venture Employment Termination Agreement procedures are described below.

The Plan Administrator reserves the right in its sole discretion to pay severance pay in installments. Installment payments, if any, shall begin not later than 30 days following the date the Associate has timely submitted to the Plan Administrator an executed Venture Employment Termination Agreement, provided that the seven (7) day revocation period for Venture Employment Termination Agreements has elapsed and the Associate has not exercised his or her right to revoke.

Tax Consequences. Severance pay is ordinary income to an Associate. All legally-required taxes shall be deducted from such pay. If an Associate dies on or after his or her last day worked but before receiving complete payment of his or her severance pay, the remaining amount of severance pay shall be paid to the Associate's estate.

REINSTATEMENT

If, prior to receiving severance pay but after submitting to the Plan Administrator an executed Venture Employment Termination Agreement an Associate returns to Venture on a temporary employment assignment, severance pay shall cease during the period of temporary employment and resume when the assignment ends. If, prior to receiving severance pay but after submitting to the Plan Administrator an executed Venture Employment Termination Agreement an Associate is reemployed by Venture other than on a temporary basis, severance pay and supplemental benefits, if any, shall cease as of the date his or her reemployment begins. If, while receiving severance pay in installments under the Plan, an Associate returns to Venture on a temporary employment assignment, the severance pay shall cease during the period of temporary employment and resume when the assignment ends. If an Associate who is receiving severance pay under the Plan in installments is reemployed by Venture other than on a temporary basis, the severance pay and supplemental benefits, if any, shall cease as of the date his or her reemployment begins.

VENTURE EMPLOYMENT TERMINATION AGREEMENT

Submission. In order to receive severance pay under this Plan, an Associate must execute a valid Venture Employment Termination Agreement ("Agreement") in a form satisfactory to Venture and submit the executed Agreement to the Plan Administrator no later than 45 days after his or her last day worked or 45 days after he or she receives the Agreement, whichever is later. In no event may an Associate submit an executed Agreement before his or her last day worked. The Plan Administrator shall furnish an Agreement to each Associate.

Revocation. An Associate may revoke his or her signed Agreement within seven (7) days of the date he or she signed it. A revocation must be made in writing and must be received by the Plan Administrator within such seven (7) day period. An Associate who timely revokes his or her Agreement shall not be eligible to receive any severance pay under the Plan. An Associate who timely submits a signed Agreement and who does not exercise his or her right of revocation shall be eligible to receive severance pay under the Plan. Associates are encouraged to contact their personal attorney at their own expense to review the Agreement if they so desire.

PLAN ADMINISTRATION

Powers. Venture shall serve as the "Plan Administrator" and a "named fiduciary," as those terms are defined in ERISA. Except as provided below (under "Special Authorization Powers"), the Plan Administrator shall have the discretionary authority to determine eligibility for Plan benefits and to construe the terms of the Plan, including the discretionary authority to make all factual determinations. All decisions by the Plan Administrator shall be final, conclusive and binding upon all persons to the extent permitted by law. A court will apply an "abuse of discretion" or "arbitrary and capricious" standard of review to the Plan Administrator's decision. The Plan Administrator may delegate to other persons responsibility for performing certain of its duties under the terms of the Plan and may seek such expert advice as the Plan Administrator deems reasonably necessary with respect to the Plan. The Plan Administrator shall be entitled to rely upon the information and advice furnished by such delegates and experts, unless the Plan Administrator actually knows such information and advice to be inaccurate or unlawful.

Special Authorization Powers. Certain members of senior management of Venture shall be responsible for authorizing severance pay to various classes of Associates under the Plan. The Associate classifications and responsible management personnel are as follows:

     (i)  Exempt Associate
          Classification                Responsible Officer

          Store and Distribution Center Human Resources Director,
          Exempt Associates,            Stores
          Pay Grades 1-7

          Corporate Office Exempt       Human Resources Director,
          Associates, Pay Grades 1-7    Corporate Office

          All Exempt Associates,        Sr. Vice President,
          Pay Grade 8 and above         Human Resources


     (ii) Non-Exempt Associate
          Classification                Responsible Officer

          Store and Distribution        Human Resources Director,
          Center Non-Exempt             Stores
          Associates,

          Corporate Office Non-         Human Resources Director,
          Exempt Associates             Corporate Office

The Plan Administrator shall establish and maintain a reasonable claims procedure, including a procedure to allow Associates to appeal denied claims. This claims procedure is described below.

PROCEDURE FOR MAKING AND
APPEALING CLAIMS FOR PLAN BENEFITS

Filing and Review. It is not necessary that Associates apply for benefits under the Plan. However, if an Associate wishes to file a claim for benefits, such claim must be in writing and filed with the Plan Administrator. Within 90 days after receiving a claim (or within 180 days if special circumstances require an extension of time and written notice was provided to the Associate before the expiration of the initial 90-day period), the Plan Administrator will:

     (a) either accept or deny the claim completely or partially; and

     (b) notify the Associate of acceptance or denial of the claim.

Denial.  If the claim is completely or partially denied, the Plan
Administrator will furnish a written notice to the Associate containing the following information:

     (a)  specific reasons for the denial;

     (b) specific references to the Plan provisions on which any denial is based;

     (c) a description of any additional material or information that would support the claim; and

     (d)  an explanation of the Plan's appeal procedures.

Appeal. An Associate may appeal the full or partial denial of the claim and have the Plan Administrator reconsider the decision. An Associate or his or her authorized representative has the right to:

     (a) request an appeal by written request to the Plan administrator not later than 60 days after receipt of notice from the Plan Administrator denying his or her claim;

     (b)  review and obtain copies of pertinent Plan documents;
          and

     (c) submit issues and comments regarding the claim in writing to the Plan Administrator.

Decision on Appeal. The Plan Administrator will make a decision with respect to such appeal within 60 days after receiving the written request for the appeal. (This 60-day period may be extended for an additional 60 days if special circumstances require an extension of time and written notice is provided the Associate or his or her authorized representative before the extension commences). The Associate or his or her authorized representative will be advised of the Plan Administrator's decision and the specific reference to Plan provisions upon which the decision on the appeal is based.

Exhaustion of Claims Procedure Required. In no event shall an Associate, or any other person, be entitled to challenge a decision of the Plan Administrator in court or in any other administrative proceeding unless and until the claim and appeals procedures established under the Plan have been complied with and exhausted.

AMENDMENT/TERMINATION/VESTING

Associates do not have any vested right to severance pay under the Plan and Venture reserves the right in its sole discretion to amend or terminate the Plan in writing at any time. Any amendment or termination of the Plan shall be approved by the Board of Directors of Venture and evidenced by an officer of Venture.

NO ASSIGNMENT

Severance pay under the Plan shall not be subject to anticipation, alienation, pledge, sale, transfer, assignment, garnishment, attachment, execution, encumbrance, levy, lien, or charge, and any attempt to cause such severance pay to be so subjected shall not be recognized, except to the extent required by law.

RECOVERY OF PAYMENTS MADE BY MISTAKE

An Associate shall be required to return to Venture any severance pay, or portion thereof, made by a mistake of fact or law.

REPRESENTATIONS CONTRARY TO THE PLAN

No Associate, officer, or director of Venture has the authority to alter, vary, or modify the terms of the Plan except by means of an authorized written amendment to the Plan. No verbal or written representations contrary to the terms of the Plan and its written amendments shall be binding upon the Plan, the Plan Administrator, or Venture.

NO EMPLOYMENT RIGHTS

The Plan shall not confer employment rights upon any person. No person shall be entitled, by virtue of the Plan, to remain in the employ of Venture and nothing in the Plan shall restrict the right of Venture to terminate the employment of any Associate at any time, with or without cause, and with or without notice.

PLAN FUNDING

No Associate shall acquire by reason of the Plan any right in or title to any assets, funds, or property of Venture. Any severance pay that becomes payable under the Plan is an unfunded obligation of Venture and shall be paid from the general assets of Venture. No employee, officer, director or agent of Venture guarantees in any manner the payment of Plan severance pay.

APPLICABLE LAW

The Plan shall be governed and construed in accordance with ERISA and in the event that any reference shall be made to State law, the laws of the State of Missouri shall apply.

SEVERABILITY

If any provision of the Plan is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

PLAN YEAR

The ERISA plan year of the Plan shall be the twelve month period commencing on February 1 of each year.

MISCELLANEOUS PROVISIONS

All Venture property (i.e., keys, credit cards, documents and records, identification cards, equipment, beepers, etc.) must be returned by an Associate and all monies due Venture pursuant to any Venture policy must be paid to Venture in order for such Associate to receive any severance pay under the Plan.

All pay and other benefits (except Plan severance pay) payable to an Associate as of his or her last day worked with Venture according to the established policies, plans, and procedures of Venture shall be paid in accordance with the terms of those established policies, plans, and procedures. In addition, any benefit continuation or conversion rights which an Associate has as of his or her last day worked with Venture according to the established policies, plans, and procedures of Venture shall be made available to him or her.


                              VENTURE STORES, INC.


                              By/s/ Russell Solt


1065475.8